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                                                                    EXHIBIT 99.1


(CENTRAL PARKING CORPORATION LOGO)                                  NEWS

      2401 21ST AVENUE SOUTH, SUITE 200, NASHVILLE, TN 37212 (615) 297-4255
                              FAX: (615) 297-6240

Contact:   Jeff Heavrin
           Senior Vice President and Chief Financial Officer
           (615) 297-4255
           jheavrin@parking.com

                  CENTRAL PARKING CORPORATION COMPLETES HOUSTON
                     REAL ESTATE TRANSACTION FOR $21 MILLION
                             ----------------------
                   SECURES LONG-TERM LEASE OF ADJACENT GARAGE

NASHVILLE, TENN. -- (JAN. 13, 2006) -- Central Parking Corporation (NYSE: CPC) today announced that it has completed a real estate transaction, including the sale of three parcels in downtown Houston, for approximately $21 million. The sale will result in a property-related gain included in continuing operations in the Company's first quarter of fiscal 2006 of approximately $12.1 million on a pre-tax basis.

         The property was sold to Entertainment Development Group, which plans to build a $200 million retail, office and residential development to be known as Houston Pavilions on the site. In connection with the transaction, the Company agreed to lease its 1,600 space garage at 1313 Main Street, which is adjacent to the proposed project, to the development group for use as the primary parking facility for the project. The initial term of the lease, which begins January 1, 2007, is ten years with five renewal options of ten years each. In addition, Central Parking retained a twenty-year right of first refusal to operate any parking developed on the project site.

         "Our involvement in this major, multi-use project represents a win-win situation for Central Parking," said Emanuel J. Eads, President and Chief Executive Officer. "First, the sale of this property is entirely consistent with our previously announced strategy of pursuing opportunistic property sales where the purchase price represents a substantial multiple to earnings. Second, we secured a long-term commitment, on terms that are very favorable to us, from the development group to lease an adjacent garage owned by Central Parking. This long-term lease commitment not only will improve our returns from this garage but will ensure steady cash flow from this facility for many years to come."

         Central Parking Corporation, headquartered in Nashville, Tennessee, is a leading provider of parking and transportation-related services. As of September 30, 2005, the Company operated approximately 3,400 parking facilities containing over 1.5 million spaces at locations in 37 states, the District of Columbia, Canada, Puerto Rico, the United Kingdom, the Republic of Ireland, Chile, Colombia, Germany, Mexico, Peru, Poland, Spain, Switzerland, Venezuela and Greece.


        This press release contains historical and forward-looking information. The words "goal," "plan," "expect," "guidance," "looking ahead," "assumptions," "estimates," "anticipates," "outlook," "intend," "continue to expect," "should," "believe," "project," "objective," "outlook," "forecast," "will likely result," or "will continue" and similar expressions identify forward-looking statements. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in the forward-looking statements. The factors that may result in actual results differing from such forward-looking information include, but are not limited to: the Company's ability to achieve the goals described in this release and other communications, including but not limited to, the Company's ability to implement its strategic plan, maintain reduced operating costs, reduce




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indebtedness and sell real estate at projected values as well as continued
improvement in same store sales, which is dependent on improvements in general economic conditions and office occupancy rates; the loss or renewal on less favorable terms, of management contracts and leases; the timing of pre-opening, start-up and break-in costs of parking facilities; the Company's ability to cover the fixed costs of its leased and owned facilities and its overall ability to maintain adequate liquidity through its cash resources and credit facilities; the Company's ability to comply with the terms of the Company's credit facilities (or obtain waivers for non-compliance); interest rate fluctuations; acts of war or terrorism; changes in demand due to weather patterns and special events including sports events and strikes; higher premium and claims costs relating to the Company's insurance programs, including medical, liability and workers' compensation; the Company's ability to renew and obtain performance and surety bonds on favorable terms; the impact of claims and litigation; and increased regulation or taxation of parking operations and real estate.

         Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statements contained herein to reflect events or circumstances occurring after the date of this release or to reflect the occurrence of unanticipated events. We have provided additional information in our Annual Report on Form 10-K for our fiscal year ended September 30, 2005, filed with the Securities and Exchange Commission and in other filings with the Securities and Exchange Commission, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.


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